                                                                    Exhibit 99.7
                                                      Last updated July 27, 2005



                        PINNACLE WEST CAPITAL CORPORATION
                         EARNINGS VARIANCE EXPLANATIONS
                  FOR THE PERIODS ENDED JUNE 30, 2005 AND 2004

      This discussion explains the changes in our consolidated earnings for the three-month and six-month periods ended June 30, 2005 and 2004. Condensed Consolidated Statements of Income for the three months and six months ended June 30, 2005 and 2004 follow this discussion. We will file our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 on or before August 9, 2005. We suggest that this discussion be read in connection with the Pinnacle West Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).

EARNINGS CONTRIBUTION BY BUSINESS SEGMENT

      We have three principal business segments (determined by products, services and the regulatory environment):

      - our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electric service to Native Load customers) and related activities and includes electricity generation, transmission and distribution.

      - our marketing and trading segment, which consists of our competitive energy business activities, including wholesale marketing and trading and APS Energy Services' commodity-related energy services; and

      - our real estate segment, which consists of SunCor's real estate development and investment activities.

      The following table summarizes net income for the three months and six months ended June 30, 2005 and 2004 (dollars in millions):

                                          Three Months Ended   Six Months Ended
                                               June 30,            June 30,
                                          ------------------   ----------------
                                           2005       2004      2005      2004
                                          ------     ------    ------    ------
Regulated electricity                     $   69     $   40    $   83    $   55
Marketing and trading                          4          8        11        22
Real estate                                   11          4        19         5
Other (a)                                      1         22         2        23
                                          ------     ------    ------    ------
Income from continuing operations             85         74       115       105
Silverhawk discontinued operations -
  net of income taxes (see "Pending
  Sale of Silverhawk" below)                 (59)        (2)      (65)       (3)
Real estate discontinued operations -
  net of income taxes                          1          -         1         1
Other segment discontinued
  operations- net of income taxes              -          1         -         1
                                          ------     ------    ------    ------
Net income                                $   27     $   73    $   51    $  104
                                          ======     ======    ======    ======

(a) The 2004 periods include $21 million (after-tax) related to the sale of El Dorado's limited partnership interest in the Phoenix Suns.

GENERAL

      Throughout the following explanations of our results of operations, we refer to "gross margin." With respect to our regulated electricity segment and our marketing and trading segment, gross margin refers to electric operating revenues less purchased power and fuel costs. "Gross margin" is a "non-GAAP financial measure," as defined in accordance with SEC rules. Exhibit 99.10 reconciles this non-GAAP financial measure to operating income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. We view gross margin as an important performance measure of the core profitability of our operations. This measure is a key component of our internal financial reporting and is used by our management in analyzing our business segments. We believe that investors benefit from having access to the same financial measures that our management uses. In addition, we have reclassified certain prior-period amounts to conform to our current-period presentation.

PENDING SALE OF SILVERHAWK POWER STATION

      In June 2005, we entered into an agreement to sell our 75% interest in the Silverhawk Power Station to Nevada Power Company. Closing of the sale is subject to regulatory approvals, including approval by the Nevada Public Utilities Commission and the Federal Energy Regulatory Commission, which are expected to occur by this fall. As a result of this pending sale, we recorded an after-tax loss from discontinued operations of approximately $55 million. We have also reclassified Silverhawk operations in the current and prior periods to discontinued operations.

DEFERRED PURCHASED POWER AND FUEL COSTS

      APS' retail rate case settlement became effective April 1, 2005. As part of the settlement, the ACC approved a 4.2% annual retail rate increase and a power supply adjustor ("PSA") that provides mechanisms for adjusting rates to reflect variations in fuel and purchased power costs. In accordance with the PSA, APS defers for future rate recovery 90% of the difference between actual purchased power and fuel costs and the amount for such costs currently included in base rates. As of June 30, 2005, APS had deferred $34 million of pretax purchased power and fuel costs.

OPERATING RESULTS - THREE-MONTH PERIOD ENDED JUNE 30, 2005 COMPARED WITH THREE-MONTH PERIOD ENDED JUNE 30, 2004

      Our consolidated net income for the three months ended June 30, 2005 was $27 million compared with $73 million for the prior-year period. The current-quarter net income included a loss from discontinued operations of $58 million which is primarily related to the pending sale and operations of Silverhawk (see discussion above). Income from continuing operations increased $11 million in the period-to-period comparison reflecting the following changes in earnings by segment:

      - Regulated Electricity Segment - Income from continuing operations increased approximately $29 million primarily due to a retail price increase effective April 1, 2005, higher retail sales volumes due to customer growth, the absence of regulatory asset amortization, deferred purchased power and fuel costs, net of higher costs, in accordance with the retail rate settlement, and lower depreciation due to lower depreciation rates. These positive factors were partially offset by higher operations and maintenance costs primarily related to generation, customer service, and benefit costs.

      - Marketing and Trading Segment - Income from continuing operations decreased approximately $4 million primarily due to lower realized margins on wholesale sales.

      - Real Estate Segment - Income from continuing operations increased approximately $7 million primarily due to increased parcel sales.

      - Other Segment - Income from continuing operations decreased approximately $21 million primarily due to an after-tax gain related to the sale of El Dorado's limited partnership interest in the Phoenix Suns recorded in the prior-year period.

Additional details on the major factors that increased (decreased) net income are contained in the following table (dollars in millions).

                                                                     Increase (Decrease)
                                                                   ----------------------
                                                                   Pretax       After Tax
                                                                   ------       ---------
Regulated electricity segment gross margin:
     Retail price increase effective April 1, 2005                 $   28         $  17
     Higher retail sales volumes due to customer growth,
         excluding weather effects                                     13             8
     Deferred purchased power and fuel costs, net of higher
         costs, in accordance with the retail rate
         settlement                                                     8             5
     Miscellaneous items, net                                           2             1
                                                                   ------         -----
         Net increase in regulated electricity segment gross
              margin                                                   51            31
                                                                   ------         -----
Marketing and trading segment gross margin:
     Lower realized margins on wholesale sales primarily
         due to lower unit margins and lower sales volumes             (6)           (4)
     Miscellaneous items, net                                          (3)           (1)
                                                                   ------         -----
         Net decrease in marketing and trading segment
              gross margin                                             (9)           (5)
                                                                   ------         -----
     Net increase in gross margin for regulated electricity
         and marketing and trading segments                            42            26
Higher real estate segment contribution primarily related to
     increased parcel sales                                            12             7
Lower other income due to sale of limited partnership interest
     in Phoenix Suns recorded in prior-year period                    (35)          (21)
Higher operation and maintenance expense due to generation,
     customer service and benefit costs                               (15)           (9)
Depreciation and amortization decreases primarily due to:
     Absence of regulatory asset amortization                          10             6
     Lower depreciation rates partially offset by higher
         depreciable assets                                             7             4
Higher interest expense, net of capitalized financing
     costs, primarily due to higher debt balances
     and interest rates                                                (6)           (4)
Miscellaneous items, net                                                6             2
                                                                   ------         -----
     Net increase in income from continuing operations             $   21            11
                                                                   ======
     Discontinued operations primarily related to the pending
         sale of Silverhawk (see discussion above)                                  (57)
                                                                                  -----
     Net decrease in net income                                                   $ (46)
                                                                                  =====

      REGULATED ELECTRICITY SEGMENT REVENUES

      Regulated electricity segment revenues were $60 million higher for the three months ended June 30, 2005 compared with the prior-year period primarily as a result of:

      - a $28 million increase in retail revenues due to a price increase effective April 1, 2005;

      - an $18 million increase in retail revenues related to customer growth, excluding weather effects;

      - a $12 million increase in Off-System Sales primarily due to sales previously reported in the marketing and trading segment now classified as sales in the regulated electricity segment in accordance with the retail rate settlement; and

      -     a $2 million increase due to miscellaneous factors.

      MARKETING AND TRADING SEGMENT REVENUES

      Marketing and trading segment revenues were $39 million lower for the three months ended June 30, 2005 compared with the prior-year period primarily as a result of:

      - a $25 million decrease in revenues from Off-System Sales primarily due to lower sales volumes and sales previously reported in the marketing and trading segment now classified as sales in the regulated electricity segment in accordance with the retail rate settlement;

      - a $7 million decrease in energy trading revenues on realized sales of electricity primarily due to lower delivered electricity prices and lower sales volumes;

      - a $5 million decrease from lower volumes and prices for competitive retail sales in California; and

      - a $2 million decrease on future mark-to-market gains due to higher price volatility.

      REAL ESTATE REVENUES

      Real estate revenues were $19 million higher for the three months ended June 30, 2005 compared with the prior-year period primarily due to increased parcel sales.

OPERATING RESULTS - SIX-MONTH PERIOD ENDED JUNE 30, 2005 COMPARED WITH SIX-MONTH PERIOD ENDED JUNE 30, 2004

      Our consolidated net income for the six months ended June 30, 2005 was $51 million compared with $104 million for the prior-year period. The current year period net income included a loss from discontinued operations of $64 million which is primarily related to the pending sale and operations of Silverhawk (see discussion above). Income from continuing operations increased $10 million in the period-to-period comparison reflecting the following changes in earnings by segment:

      - Regulated Electricity Segment - Income from continuing operations increased approximately $28 million primarily due to a retail price increase effective April 1, 2005, higher retail sales volumes due to customer growth, the absence of regulatory asset amortization, deferred purchased power and fuel costs, net of higher costs, in accordance with the retail rate settlement, and lower depreciation due to lower depreciation rates. These positive factors were partially offset by higher operations and maintenance costs primarily related to generation, customer service, and benefit costs, and higher property taxes due to increased plant in service.

      - Marketing and Trading Segment - Income from continuing operations decreased approximately $11 million primarily due to lower realized margins on wholesale sales and competitive retail sales in California.

      - Real Estate Segment - Income from continuing operations increased approximately $14 million primarily due to increased parcel sales.

      - Other Segment - Income from continuing operations decreased approximately $21 million primarily due to an after-tax gain related to the sale of El Dorado's limited partnership interest in the Phoenix Suns recorded in the prior-year period.

Additional details on the major factors that increased (decreased) net income are contained in the following table (dollars in millions).

                                                                                 Increase (Decrease)
                                                                                ---------------------
                                                                                Pretax      After Tax
                                                                                ------      ---------
Regulated electricity segment gross margin:
     Retail price increase effective April 1, 2005                              $   28       $    17
     Higher retail sales volumes due to customer growth,
         excluding weather effects                                                  20            12
     Deferred purchased power and fuel costs, net of higher costs,
         in accordance with the retail rate settlement                              15             9
     Miscellaneous items, net                                                       (1)           (1)
                                                                                ------       -------
         Net increase in regulated electricity segment gross margin                 62            37
                                                                                ------       -------
Marketing and trading segment gross margin:
     Lower unit margins on competitive retail sales in California                   (7)           (4)
     Lower realized margins on wholesale sales primarily
         due to lower unit margins and lower sales volumes                          (5)           (3)
     Miscellaneous items, net                                                        1             -
                                                                                ------       -------
         Net decrease in marketing and trading segment gross margin                (11)           (7)
                                                                                ------       -------
     Net increase in gross margin for regulated electricity
         and marketing and trading segments                                         51            30
Higher real estate segment contribution primarily related to
     increased parcel sales                                                         24            14
Lower other income due to sale of limited partnership interest in
     Phoenix Suns recorded in the prior-year period                                (35)          (21)
Operations and maintenance increases primarily due to:
     Generation costs, including planned maintenance                               (11)           (7)
     Customer service costs, including planned maintenance                         (10)           (6)
     Benefit costs                                                                  (8)           (5)
     Miscellaneous items, net                                                       (3)           (2)
Depreciation and amortization decreases primarily due to:
     Absence of regulatory asset amortization                                       19            11
     Lower depreciation rates partially offset by higher
         depreciable assets                                                          8             5
Higher property taxes due to increased plant in service                             (7)           (4)
Miscellaneous items, net                                                            (5)           (5)
                                                                                ------       -------
     Net increase in income from continuing operations                          $   23            10
                                                                                ======
     Discontinued operations primarily related to the pending
         sale of Silverhawk (see discussion above)                                               (63)
                                                                                             -------
     Net decrease in net income                                                              $   (53)
                                                                                             =======

      REGULATED ELECTRICITY SEGMENT REVENUES

      Regulated electricity segment revenues were $60 million higher for the six months ended June 30, 2005 compared with the prior-year period primarily as a result of:

      - a $28 million increase in retail revenues related to customer growth, excluding weather effects;

      - a $28 million increase in retail revenues due to a price increase effective April 1, 2005;

      - a $12 million increase in Off-System Sales primarily due to sales previously reported in the marketing and trading segment now classified as sales in the regulated electricity segment in accordance with the retail rate settlement;

      -     a $9 million decrease in retail revenues related to milder weather;
            and

      -     a $1 million increase due to miscellaneous factors.

      MARKETING AND TRADING SEGMENT REVENUES

      Marketing and trading segment revenues were $38 million lower for the six months ended June 30, 2005 compared with the prior-year period primarily as a result of:

      - a $19 million decrease in revenues from Off-System Sales primarily due to lower sales volumes, prices and sales previously reported in the marketing and trading segment now classified as sales in the regulated electricity segment in accordance with the retail rate settlement;

      - a $14 million decrease from lower volumes and prices on competitive retail sales in California; and

      - a $5 million decrease in energy trading revenues on realized sales of electricity primarily due to lower delivered electricity prices and lower volumes.

      REAL ESTATE REVENUES

      Real estate revenues were $40 million higher for the six months ended June 30, 2005 compared with the prior-year period primarily due to increased parcel sales.

                        PINNACLE WEST CAPITAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                    THREE MONTHS ENDED
                                                                          JUNE 30,              Increase (Decrease)
                                                                     2005        2004          Amount       Percent
                                                                  ---------    ---------     ---------     ---------
OPERATING REVENUES
        Regulated electricity segment                             $ 579,652    $ 519,929     $  59,723        11.5%  B
        Marketing and trading segment                                71,172      110,156       (38,984)       35.4%  W
        Real estate segment                                          84,753       66,084        18,669        28.3%  B
        Other revenues                                               20,259        9,414        10,845       115.2%  B
                                                                  ---------    ---------     ---------
           Total                                                    755,836      705,583        50,253         7.1%  B
                                                                  ---------    ---------     ---------

OPERATING EXPENSES
        Regulated electricity segment purchased power and fuel      160,590      151,642         8,948         5.9%  W
        Marketing and trading segment purchased power and fuel       57,593       88,067       (30,474)       34.6%  B
        Operations and maintenance                                  153,097      138,595        14,502        10.5%  W
        Real estate segment operations                               68,593       62,217         6,376        10.2%  W
        Depreciation and amortization                                85,142      102,012       (16,870)       16.5%  B
        Taxes other than income taxes                                34,638       32,308         2,330         7.2%  W
        Other expenses                                               17,556        7,575         9,981       131.8%  W
                                                                  ---------    ---------     ---------
            Total                                                   577,209      582,416        (5,207)        0.9%  B
                                                                  ---------    ---------     ---------

OPERATING INCOME                                                    178,627      123,167        55,460        45.0%  B
                                                                  ---------    ---------     ---------

OTHER
        Allowance for equity funds used during construction           2,952        2,184           768        35.2%  B
        Other income                                                  8,684       36,496       (27,812)       76.2%  W
        Other expense                                                (3,846)      (3,371)         (475)       14.1%  W
                                                                  ---------    ---------     ---------
            Total                                                     7,790       35,309       (27,519)       77.9%  W
                                                                  ---------    ---------     ---------

INTEREST EXPENSE
        Interest charges                                             49,781       42,061         7,720        18.4%  W
        Capitalized interest                                         (3,544)      (2,681)         (863)       32.2%  B
                                                                  ---------    ---------     ---------
            Total                                                    46,237       39,380         6,857        17.4%  W
                                                                  ---------    ---------     ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               140,180      119,096        21,084        17.7%  B

INCOME TAXES                                                         55,024       45,028         9,996        22.2%  W
                                                                  ---------    ---------     ---------

INCOME FROM CONTINUING OPERATIONS                                    85,156       74,068        11,088        15.0%  B

LOSS FROM DISCONTINUED OPERATIONS
        NET OF INCOME TAX BENEFIT                                   (58,421)      (1,428)      (56,993)     3991.1%  W
                                                                  ---------    ---------     ---------

NET INCOME                                                        $  26,735    $  72,640     $ (45,905)       63.2%  W
                                                                  =========    =========     =========

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - BASIC                   96,192       91,315         4,877         5.3%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - DILUTED                 96,299       91,400         4,899         5.4%

EARNINGS PER WEIGHTED-AVERAGE COMMON SHARE OUTSTANDING
        Income From Continuing Operations - Basic                 $    0.89    $    0.81     $    0.08         9.9%  B
        Net Income - Basic                                        $    0.28    $    0.80     $   (0.52)       65.0%  W
        Income From Continuing Operations - Diluted               $    0.88    $    0.81     $    0.07         8.6%  B
        Net Income - Diluted                                      $    0.28    $    0.79     $   (0.51)       64.6%  W


Certain prior-year amounts have been reclassified to conform to the 2005 presentation.

      B -- Better
      W -- Worse

                        PINNACLE WEST CAPITAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,              Increase (Decrease)
                                                                     2005         2004        Amount       Percent
                                                                  ---------    ---------     ---------     -------
OPERATING REVENUES
        Regulated electricity segment                             $ 995,682    $ 935,393     $  60,289         6.4%  B
        Marketing and trading segment                               160,429      198,840       (38,411)       19.3%  W
        Real estate segment                                         156,809      116,547        40,262        34.5%  B
        Other revenues                                               30,394       20,319        10,075        49.6%  B
                                                                  ---------    ---------     ---------
           Total                                                  1,343,314    1,271,099        72,215         5.7%  B
                                                                  ---------    ---------     ---------

OPERATING EXPENSES
        Regulated electricity segment purchased power and fuel      239,013      240,253        (1,240)        0.5%  B
        Marketing and trading segment purchased power and fuel      128,402      155,832       (27,430)       17.6%  B
        Operations and maintenance                                  308,181      275,981        32,200        11.7%  W
        Real estate segment operations                              125,069      109,510        15,559        14.2%  W
        Depreciation and amortization                               176,535      203,115       (26,580)       13.1%  B
        Taxes other than income taxes                                69,203       62,638         6,565        10.5%  W
        Other expenses                                               25,930       16,325         9,605        58.8%  W
                                                                  ---------    ---------     ---------
            Total                                                 1,072,333    1,063,654         8,679         0.8%  W
                                                                  ---------    ---------     ---------

OPERATING INCOME                                                    270,981      207,445        63,536        30.6%  B
                                                                  ---------    ---------     ---------

OTHER
        Allowance for equity funds used during construction           5,555        4,186         1,369        32.7%  B
        Other income                                                  9,487       47,330       (37,843)       80.0%  W
        Other expense                                                (8,232)      (9,316)        1,084        11.6%  B
                                                                  ---------    ---------     ---------
            Total                                                     6,810       42,200       (35,390)       83.9%  W
                                                                  ---------    ---------     ---------

INTEREST EXPENSE
        Interest charges                                             96,042       88,617         7,425         8.4%  W
        Capitalized interest                                         (6,833)      (4,180)       (2,653)       63.5%  B
                                                                  ---------    ---------     ---------
            Total                                                    89,209       84,437         4,772         5.7%  W
                                                                  ---------    ---------     ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               188,582      165,208        23,374        14.1%  B

INCOME TAXES                                                         73,685       60,439        13,246        21.9%  W
                                                                  ---------    ---------     ---------

INCOME FROM CONTINUING OPERATIONS                                   114,897      104,769        10,128         9.7%  B

LOSS FROM DISCONTINUED OPERATIONS
        NET OF INCOME TAX BENEFIT                                   (63,714)        (703)      (63,011)     8963.2%  W
                                                                  ---------    ---------     ---------

NET INCOME                                                        $  51,183    $ 104,066     $ (52,883)       50.8%  W
                                                                  =========    =========     =========

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - BASIC                   94,089       91,304         2,785         3.1%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING - DILUTED                 94,189       91,391         2,798         3.1%

EARNINGS PER WEIGHTED-AVERAGE COMMON SHARE OUTSTANDING
        Income From Continuing Operations - Basic                 $    1.22    $    1.15     $    0.07         6.1%  B
        Net Income - Basic                                        $    0.54    $    1.14     $   (0.60)       52.6%  W
        Income From Continuing Operations - Diluted               $    1.22    $    1.15     $    0.07         6.1%  B
        Net Income - Diluted                                      $    0.54    $    1.14     $   (0.60)       52.6%  W

Certain prior-year amounts have been reclassified to conform to the 2005 presentation.
      B -- Better
      W -- Worse